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                                                               EXHIBIT (a)(1)(D)

                         NOTICE OF GUARANTEED DELIVERY

                                      for
                    Tender of Shares of Class A Common Stock

                                       of
                               pcOrder.com, Inc.
                   (Not to be Used for Signature Guarantees)

   This Notice of Guaranteed Delivery, or a form substantially equivalent hereto, must be used to accept the Offer (as defined below) (i) if certificates evidencing shares of Class A Common Stock, par value $0.01 per share (the "Shares"), of pcOrder.com, Inc., a Delaware corporation ("pcOrder"), are not immediately available, (ii) if the procedures for delivery by book-entry transfer cannot be completed prior to the Expiration Date (as defined in the Offer to Purchase), or (iii) if time will not permit all required documents to reach the Depositary prior to the Expiration Date. This Notice of Guaranteed Delivery may be delivered by hand, transmitted by facsimile transmission or mailed to the Depositary. See "The Tender Offer--Section 3. Procedures for Tendering Shares" of the Offer to Purchase.

                        The Depositary for the Offer is:

                    AMERICAN STOCK TRANSFER & TRUST COMPANY

          By Mail:         By Facsimile Transmission:   By Hand or Overnight
 American Stock Transfer &       (718) 235-5001               Courier:
       Trust Company                                 American Stock Transfer &
                                                           Trust Company
                                                           59 Maiden Lane
       59 Maiden Lane       Confirm by Telephone to:  New York, New York 10038
  New York, New York 10038       (718) 936-5100         Attn: Reorganization
    Attn: Reorganization                                     Department
         Department

   Delivery of this notice of guaranteed delivery to an address other than as set forth above, or transmission of instructions via a facsimile transmission other than as set forth above, will not constitute a valid delivery.

   This form is not to be used to guarantee signatures. If a signature on a Letter of Transmittal is required to be guaranteed by an "Eligible Institution" under the instructions thereto, such signature guarantee must appear in the applicable space provided in the signature box on the Letter of Transmittal.

   The Eligible Institution that completes this form must communicate the guarantee to the Depositary and must deliver the Letter of Transmittal or an Agent's Message (as defined in "The Tender Offer--Section 3. Procedures for Tendering Shares" of the Offer to Purchase) and certificates representing the Shares to the Depositary within the time period specified herein. Failure to do so could result in financial loss to the Eligible Institution.
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 Ladies and Gentlemen:

    The undersigned hereby tenders to Trilogy Software, Inc., a Delaware corporation, upon the terms and subject to the conditions set forth in the Offer to Purchase dated November 6, 2000 (the "Offer to Purchase"), and the related Letter of Transmittal (which, together with the Offer to Purchase, constitute the "Offer"), receipt of which is hereby acknowledged, the number of Shares specified below pursuant to the guaranteed delivery procedure described under "The Tender Offer--Section 3. Procedures for Tendering Shares" in the Offer to Purchase.

 Number of Shares: __________________________________________________________

 Share Certificate Number(s) (if available): ________________________________

 Please check box if Shares will be tendered by book-entry transfer: [_]

 Account Number: ____________________________________________________________

 Date: ________________________

 Name(s) of Record Holder(s): _______________________________________________

 ____________________________________________________________________________

 ____________________________________________________________________________
                              Please Type or Print

 Address(es): _______________________________________________________________
                                                                      Zip Code

 Area Code and Telephone Number(s): _________________________________________

 Signature(s) of Holder(s): _________________________________________________

 Date: ________________________

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

                                   GUARANTEE
                    (Not to Be Used for Signature Guarantee)

    The undersigned, a firm which is a member of the Security Transfer Agents Medallion Program, the New York Stock Exchange Medallion Guaranty Program or the Stock Exchange Medallion Program or is otherwise an "Eligible Guarantor Institution" (as such term is defined in Rule 17Ad-15 under the Securities Exchange Act of 1934, as amended), guarantees to deliver to the Depositary, at one of its addresses set forth above, either certificates evidencing the Shares tendered hereby in proper form for transfer, or confirmation of book-entry transfer of such Shares into the Depositary's account at The Depository Trust Company, in each case with delivery of a properly completed and duly executed Letter of Transmittal (or facsimile thereof), with any required signature guarantees, or an Agent's Message (as defined in the Offer to Purchase) in the case of a book-entry transfer, and any other required documents, all within three Nasdaq National Market trading days (as defined in the Offer to Purchase) of the date hereof.

 Name of Firm: ______________________________________________________________

 Address: ___________________________________________________________________
                                                                      Zip Code

 Area Code and Telephone Number: ____________________________________________

 ____________________________________________________________________________
                              Authorized Signature

 Title: _____________________________________________________________________

 Name: ______________________________________________________________________
                              Please Type or Print

 Date: ________________________

 DO NOT SEND CERTIFICATES FOR SHARES WITH THIS NOTICE OF GUARANTEED DELIVERY. CERTIFICATES FOR SHARES SHOULD BE SENT WITH YOUR LETTER OF TRANSMITTAL.

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